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                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Consolidated Products, Inc. 1995 Employee Stock Option Plan of our report dated November 21, 1994, with respect to the consolidated financial statements of Consolidated Products, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 28, 1994, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
August 15, 1995